September 18, 1997


Transamerica Occidental Life
  Insurance Company
1150 South Olive Street
Los Angeles, CA 90015

Gentlemen:

With reference to the initial filing of the registration statement on Form S-6 by Transamerica Occidental Life Insurance Company with the Securities and Exchange Commission covering certain variable life insurance contracts, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

         1.)      Transamerica   Occidental  Life  Insurance   Company  is  duly
                  organized and validly existing under the laws of the State of California.

         2.) The variable life insurance contracts, when issued as contemplated by the said Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of Transamerica Occidental Life Insurance
                  Company.

I hereby consent to the filing of this opinion as an exhibit to the said initial Registration Statement on Form S-6 and to the reference to my name under the caption "Legal Matters" in the prospectus contained in the said Form S-6 Registration Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,


James W. Dederer
Executive Vice President,
General Counsel and
Corporate Secretary




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